EXHIBIT 10.3

                     ___, 2011

China Growth Equity Investment Ltd.
A12 Jianguomenwai Avenue
NCI Tower, Suite 1602
Beijing, PRC 100022

Deutsche Bank Securities Inc.
300 South Grand Avenue
Los Angeles, California 90071

Re:	Initial Public Offering

Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “ Underwriting Agreement ”) entered into by and between China Growth Equity Investment Ltd., a Cayman Islands limited life exempted company (the “ Company ”) and Deutsche Bank Securities, as representative of the several underwriters (the “ Underwriters ”), relating to an underwritten initial public offering (the “ Offering ”), of 6,000,000 of the Company’s units (the “ Units ”), each comprised of one share of the Company’s ordinary shares, par value $0.001 per share (the “ Ordinary Shares ”), and one warrant exercisable for one Ordinary Share (each, a “ Warrant ”). The Units sold in the Offering shall be quoted and traded on the Nasdaq Capital Market pursuant to a registration statement on Form S-1 and prospectus (the “ Prospectus ”) filed by the Company with the Securities and Exchange Commission (the “ Commission ”). Certain capitalized terms used herein are defined in paragraph 8 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the Company has entered into that certain letter agreement, dated as of ___, 2011, by and among Chum Capital Group Limited, Xuechu He and Teng Zhou (the “ Founders ” and the “Sponsors”).

Therefore, in order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement) within 24 months from the closing of the Offering, he or she shall take all reasonable steps tocause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, redeem 100% of the Ordinary Shares held by the Public Stockholders, at a per-share price, payable in cash, equal to the aggregate amount including interest then on deposit in the Trust Account, but net of any taxes payable, divided by the number of Ordinary Shares then outstanding, together with the contingent right to receive, in cash, following the Company’s dissolution, a pro rata share of the balance of the Company’s net assets, if any, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law.

[Underlined paragraph 2 herein to be included in Director letter only]

2. (a) The undersigned agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, he or she shall (i) vote all the Founder Shares owned by him or her in accordance with the majority of the votes cast by the Public Stockholders and (ii) vote any shares acquired by him or her in the Offering or the secondary public market in favor of such proposed Business Combination .

 (b) To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 900,000 Ordinary Shares (as described in the Prospectus), the undersigned agrees that he or she shall return to the Company for cancellation, at no cost, 225,000 Founder Shares.

 (c) The undersigned acknowledges that he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by him or her. The undersigned hereby further waives, with respect to any Ordinary Shares held by him or her, any redemption rights he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares (although the undersigned shall be entitled to redemption and liquidation rights with respect to any Ordinary Shares (other than the Founder Shares) he or she holds if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Offering) .

 (d) In the case of any of the Founder Shares owned by the undersigned, until (A) one year after the completion of the Company’s initial Business Combination or earlier if, subsequent to the Company’s initial Business Combination (such applicable period being the “ Founder Lock-Up Period ”), each of the Founders shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to the Founder Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares, whether any such transaction is to be settled by delivery of the Ordinary Shares or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).  Not withstanding the foregoing, (i) 50% of the Founder Shares shall be released from the Founder Lock-Up Period if  the last sales price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period, and (ii) 50% of the Founder Shares shall be released from the Founder Lock-Up Period if  the last sales price of the Ordinary Shares equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period.

 (e) Notwithstanding the provisions contained in 2(d) herein, the undersigned may transfer the Founder Shares owned by him or her (i) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any affiliate of the Sponsor or to any limited partner(s) of the Sponsor; (ii) by gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is a member of the undersigned’s immediate family, an affiliate of the undersigned or to a charitable organization; (iii) by virtue of the laws of descent and distribution upon death of the undersigned; (iv) pursuant to a qualified domestic relations order; (v)  with respect to limited liability companies and partnerships to their respective members or partners, (vi) by certain pledges to secure obligations incurred in connection with purchases of our securities, or (vii) by private sales made at or prior to the consummation of our initial business combination at prices no greater than the price at which the shares were originally purchased;  provided ,  however, these permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in 2(d) herein .

 (f) Further, the undersigned agrees that after the Founder Lock-Up Period has elapsed, the Founder Shares owned by him or her shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company and the undersigned each acknowledge that pursuant to that certain registration rights agreement to be entered into between the Company, the Founder and the Sponsor, each of the Founder and the Sponsor may request that a registration statement relating to the Founder Shares be filed with the Commission prior to the end of the Founder Lock-Up Period; provided, however, that such registration statement does not become effective prior to the end of the Founder Lock-Up Period .

 (g)Each of the Company and the undersigned understand and agree that the transfer restrictions set forth in 2(d) herein shall supersede any and all transfer restrictions relating to (i) the Founder Shares set forth in that certain Securities Purchase Agreement, effective as of [________], 2011, by and between the Company and the Sponsor, and (ii) the Sponsor Warrants set forth in that certain Sponsor Warrants Purchase Agreement, effective as of [__________], 2011, by and between the Company and the Sponsor .

 [Underlined paragraphs 3 and 4 herein to be included in Officer letter only]

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

4.(a)In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination, liquidation or such time as he or she ceases to be an officer of the Company, he or she shall present to the Company for its consideration, prior to presentation to any other entity, any suitable business opportunity for the Company, subject to any pre-existing fiduciary or contractual obligations he or she might have.

 (b)The undersigned understands that the Company may effect a Business Combination with a single target business or multiple target businesses simultaneously and agrees that he or she will not participate in the formation of, or become an officer or director of, any blank check company, until the Company has entered into a definitive agreement regarding its initial Business Combination or the Company has failed to complete an initial Business Combination within 24 months from the closing of the Offering; provided ,  however, that nothing contained herein shall override the undersigned’s fiduciary obligations to any entity with which he or she is currently directly or indirectly associated or affiliated or by whom he or she is currently employed.

 (c)The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of his or her obligations under paragraphs 2(a) and/or 2(b) hereof[3(a) and/or 3(b)], (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach .

5. The undersigned’s biographical information furnished to the Company and attached here as Exhibit A is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. The undersigned’s questionnaire furnished to the Company and attached hereto as Exhibit B  is true and accurate in all respects. The undersigned represents and warrants that:

 (a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

 (b) the undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

 (c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

6. Except as disclosed in the Prospectus, neither the undersigned nor any affiliate of the undersigned, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following:

 (a) repayment of a $200,000 loan made to the Company by the Founder, pursuant to a Promissory Note dated [__________], 2011;

 (b) payment of an aggregate of $10,000 per month to Chum Capital Group Limited, an affiliate of the Founder, for office space, secretarial and administrative services, pursuant to an Administrative Support Agreement, dated [_________], 2011;

 (c) reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, so long as no proceeds of the Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination, except that the Company may, for purposes of funding its working capital requirements (including paying such expenses), receive from the Trust Account up to $[__________] in interest income (net of franchise and income taxes payable); and

 (d) repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment; provided, however, that the Company may, for purposes of funding its working capital requirements (including repaying such loans), receive from the Trust Account up to $[__________] in interest income (net of taxes payable on such interest);

7. The undersigned has full right and power, without violating any agreement to which he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, and hereby consents to being named in the Prospectus as an officer and/or as a director of the Company, as applicable.

8. As used in this Letter Agreement, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “ Founder Shares ” shall mean the 1,725,000 Ordinary Shares of the Company acquired by the Sponsor for an aggregate purchase price of $[__________], or approximately $[__________] per share, prior to the consummation of the Offering; (iii) “ Public Stockholders ” shall mean the holders of securities issued in the Offering; and (iv) “ Trust Account ” shall mean the trust fund into which a portion of the net proceeds of the Offering will be deposited.

9. This Letter Agreement, and the exhibits thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

10. Neither party may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of his or her heirs, personal representatives and assigns.

11. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of Dallas County, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

12. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

13. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Founder Lock-up Period, or (ii) the liquidation of the Company; provided , however , that this Letter Agreement shall earlier terminate in the event that the Offering is not consummated and closed by [__________], 2011.

[Signature page follows]

Sincerely,

By:
Name:
Undersigned

   Acknowledged and Agreed:

CHINA GROWTH EQUITY INVESTMENT LTD.

By:

Exhibit A

(Attached)

Exhibit B

(Attached)